Exhibit 99.1
CMS ENERGY ANNOUNCES FOURTH QUARTER NET INCOME OF $61 MILLION, OR $0.27 PER SHARE, AND 2008 NET INCOME OF $289 MILLION, OR $1.23 PER SHARE, AND PROVIDES 2009 ADJUSTED EARNINGS GUIDANCE
     JACKSON, Mich., Feb. 25, 2009 — CMS Energy announced today reported net income of $289 million, or $1.23 per share, for 2008, compared to a reported net loss of $227 million, or $1.02 per share, for 2007.
     The company’s 2008 adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of asset sales, unrealized losses on nonqualified retirement plan investments, and certain other items, was $293 million, or $1.25 per share, compared to adjusted net income of $201 million, or $0.84 per share, for 2007.
     The company’s reported 2007 results included $428 million, or $1.86 per share, in losses related to the sales of international assets and charges from restructuring some electric supply agreements.
     For the fourth quarter of 2008, the company had reported net income of $61 million, or $0.27 per share, compared to a reported net loss of $127 million, or $0.57 per share, in the fourth quarter of 2007.
     The 2008 fourth quarter adjusted net income was $68 million, or $0.30 per share, compared to adjusted net income of $59 million, or $0.26 per share, for the same period of 2007.
     CMS Energy’s 2008 adjusted earnings of $1.25 per share, which excludes a $0.07 per share unrealized loss on nonqualified retirement plan investments and a $0.05 per share gain associated with previously sold assets, exceeded its guidance of $1.20 per share. For 2009, CMS Energy expects adjusted earnings of about $1.25 per share. While the company expects 2009 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of several factors. Because of those uncertainties, the company isn’t providing reported earnings guidance.

     David Joos, the president and chief executive officer of CMS Energy, said the weak economy and unstable financial markets made 2008 a challenging year, yet the company was able to achieve strong results because of the core strength of Consumers Energy, CMS Energy’s electric and natural gas utility.
     “In 2008, we continued to implement successfully our strategy of making substantial investments in our Michigan utility operations. These investments improved the financial strength of the company, even in this challenging economy, and allowed us to increase the common stock dividend in January by 40 percent, from 36 cents to 50 cents on an annualized basis,” Joos said.
     “Over the next five years, we will continue to implement our growth plan, which calls for investing more than $6 billion in our Michigan utility operations. We plan to invest primarily in energy efficiency, renewable energy, environmental and customer service enhancements, as well as new power generation. We expect these investments will create thousands of construction jobs, boost the state’s economy, and provide reliable, affordable service to our customers.”
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2009.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2007 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2008, June 30, 2008, and Sept. 30, 2008. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In Millions, Except Per Share Amounts)

	Fourth Quarter
	(Unaudited)		Full Year
	2008	2007	2008	2007

Operating Revenue	$1,844	$1,674	$6,821	$6,464

Earnings from Equity Method Investees	2	4	5	40

Operating Expenses	1,666	1,872	6,026	6,503

Operating Income (Loss)	$180	$(194)	$800	$1

Other Income	4	40	41	129

Fixed Charges	103	102	392	438

Income (Loss) before Income Taxes	$81	$(256)	$449	$(308)

Income Tax Expense (Benefit)	16	(137)	142	(195)

Income (Loss) before Minority Interests, Net	$65	$(119)	$307	$(113)

Minority Interests, Net	1	3	7	13

Income (Loss) from Continuing Operations	$64	$(122)	$300	$(126)

Loss from Discontinued Operations	—	(2)	—	(89)

Net Income (Loss)	$64	$(124)	$300	$(215)

Preferred Dividends	3	3	11	11
Redemption Premium on Preferred Stock	—	—	—	1

Net Income (Loss) Available to Common Stockholders	$61	$(127)	$289	$(227)

Income (Loss) Per Share
Basic	$0.27	$(0.57)	$1.29	$(1.02)
Diluted	0.27	(0.57)	1.23	(1.02)

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31
	2008	2007

Assets
Cash and cash equivalents	$213	$348
Restricted cash	35	34
Other current assets	2,579	2,498

Total current assets	$2,827	$2,880
Net plant and property	9,190	8,728
Investments	11	11
Non-current assets	2,873	2,573

Total Assets	$14,901	$14,192

Stockholders’ Investment and Liabilities
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding
FIN 46 debt, finance leases and securitization debt)	$6,226	$5,941
FIN 46 debt and finance leases	254	261

Total debt and capital and finance leases	$6,480	$6,202
Preferred stock and securities	287	294
Minority interest	52	53
Common stockholders’ equity	2,463	2,130

Total capitalization	$9,282	$8,679
Securitization debt	277	309
Current liabilities	1,349	1,750
Non-current liabilities	3,993	3,454

Total Stockholders’ Investment and Liabilities	$14,901	$14,192

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	Full Year
	2008	2007 (**)

Beginning of Period Cash	$348	$351

Cash provided by operating activities	$559	$25
Cash provided by (used in) investing activities	(839)	662

Cash flow from operating and investing activities	$(280)	$687
Cash provided by (used in) financing activities	145	(692)
Currency Translation Adjustment	—	2

Total Cash Flow	$(135)	$(3)

End of Period Cash	$213	$348

(**)	Beginning cash includes cash associated with discontinued operations.

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Fourth Quarter
	(Unaudited)		Full Year
	2008	2007	2008	2007

Net Income (Loss) Available to Common Stockholders	$61	$(127)	$289	$(227)

Reconciling Items:
Discontinued Operations Loss	—	2	—	89
Unrealized Investment Loss	7	—	15	—
Asset Impairment Charges, net of insurance recoveries	—	—	—	133
Asset Sales (Gains) Losses and Other	—	184	(11)	206

Adjusted Net Income — Non-GAAP Basis	$68	$59	$293	$201

Average Number of Common Shares Outstanding
Basic	224	223	224	223
Diluted	227	223	235	223

Basic Earnings Per Average Common Share

Net Income (Loss) Per Share as Reported	$0.27	$(0.57)	$1.29	$(1.02)

Reconciling Items:
Discontinued Operations Loss	—	0.01	—	0.40
Unrealized Investment Loss	0.03	—	0.07	—
Asset Impairment Charges, net of insurance recoveries	—	—	—	0.60
Asset Sales (Gains) Losses and Other	—	0.82	(0.05)	0.92

Adjusted Net Income — Non-GAAP Basis	$0.30	$0.26	$1.31	$0.90

Diluted Earnings Per Average Common Share

Net Income (Loss) Per Share as Reported	$0.27	$(0.57)	$1.23	$(1.02)

Reconciling Items:
Discontinued Operations Loss	—	0.01	—	0.40
Unrealized Investment Loss	0.03	—	0.07	—
Asset Impairment Charges, net of insurance recoveries	—	—	—	0.60
Asset Sales (Gains) Losses and Other	—	0.82	(0.05)	0.86

Adjusted Net Income — Non-GAAP Basis	$0.30	$0.26	$1.25	$0.84

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.